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                                                                 EXHIBIT (a)(8)


                    GUIDELINES FOR CERTIFICATION OF TAXPAYER
                  IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYOR. --Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.


FOR THIS TYPE                    GIVE THE SOCIAL SECURITY              FOR THIS TYPE              GIVE THE EMPLOYER IDENTIFICATION
OF ACCOUNT:                      NUMBER OF:                            OF ACCOUNT:                NUMBER OF:

1.  An individual's account      The individual                        6.  Sole proprietorship    The owner(3)
                                                                           account or single-
2.  Two or more individuals      The actual owner of the account           owner LLC
    (joint account)              or, if combined funds, the first
                                 individual on the account(1)          7.  The valid trust,       The legal entity (Do not furnish
                                                                           estate, or             the taxpayer identification number
3.  Custodian account of a       The minor(2)                              pension trust          of the personal representatives
    minor (Uniform Gift                                                                           or trustee unless the legal entity
    to Minors Act)                                                                                itself is not designated in the
                                                                                                  account title.)(4)
4.  a. The usual revocable       The grantor-trustee(1)
    savings trust account                                              8.  Corporate account      The corporation
    (grantor is also trustee)
                                                                       9.  Association, clubs     The organization
    b. So-called trust           The actual owner(1)                       religions, charitable,
    account that is not                                                    educational or other
    a legal or valid trust                                                 tax-exempt
    under State law                                                        organization

                                                                       10. Partnership account    The partnership
5.  Sole proprietorship          The owner(3)                              held in the name of
    account or single-                                                     the business
    owner LLC

                                                                       11. A broker or            The broker or nominee
                                                                           registered nominee

                                                                       12. Account with the       The public entity
                                                                           Department of
                                                                           Agriculture in the
                                                                           name of a public
                                                                           entity (such as a
                                                                           state or local
                                                                           government, school
                                                                           district, or prison)
                                                                           that receives
                                                                           agricultural
                                                                           program payments


(1) List first and circle the name of the person whose number you furnish. If only one person on the account has a social security number, that person's number must be listed.

(2) Circle the minor's name and furnish the minor's social security number.

(3) You must show your individual name. You may also enter your business or "DBA" name. You may use either your SSN or EIN (if you have one).

(4) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: IF NO NAME IS CIRCLED WHEN THERE IS MORE THAN ONE NAME, THE NUMBER WILL BE CONSIDERED TO BE THAT OF THE FIRST NAME LISTED.


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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2


OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

1 An organization exempt from tax under section 501(a), or an individual retirement plan or a custodial account under Section 403(b)(7).

2        The United States or any agency or instrumentality thereof.

3 A state, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

4 A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

5 An international organization or any agency, or instrumentality thereof.

Other payees that may be exempt from backup withholding include the following:

6        A corporation.

7        A foreign central bank of issue

8 A dealer in securities or commodities required to registered in the United States, the District of Columbia, or a possession of the United States.

9 A futures commission merchant registered with the Commodity Futures Trading Commission.

10       A real estate investment trust.

11 An entity registered at all times during the year under the Investment Company Act of 1940.

12       A common trust fund operated by a bank under section 584(a).

13       A financial institution.

14 A middleman known in the investment community as a nominee or custodian.

15 A exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).

For interest and dividend payments, all listed payees are exempt except the payee in item 9. For broker transactions, all payees listed in items 1 through 13 are exempt, and a person registered under the Investment Advisors Act of 1940 who regularly acts as broker is also exempt. For barter exchange transactions and patronage dividends, only payees listed in items 1 through 5 are exempt from backup withholding. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees listed in items 1 through 7. However, a corporation is not exempt from backup withholding on medical and health care payments, attorneys fees and payments for services paid by a federal executive agency that are reportable on Form 1099-MISC.

PAYMENTS NOT GENERALLY SUBJECT TO BACKUP WITHHOLDING

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

-        Payments to nonresident aliens subject to withholding under section
         1441.

- Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

- Payments of patronage dividends where the amount received is not paid in money.

-        Payments made by certain foreign organizations.

-        Section 404(k) payments made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

- Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payee.

- Payments of tax-exempt interest (including exempt-interest dividends under section 852).

-        Payments described in section 6049(b)(5) to non-resident aliens.

-        Payments on tax-free covenant bonds under section 1451.

-        Payments made by certain foreign organizations.

-        Mortgage interest paid to you.

EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, CHECK "EXEMPT" IN PART 3 OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments, other than interest, dividends and patronage dividends, that are subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A, 6045, 6050A and 6050N.

PRIVACY ACT NOTICE. Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 30% of taxable interest, dividend, and certain other payments to a Payee who does not furnish a Taxpayer Identification Number to a Payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. If you fail to furnish your Taxpayer Identification Number to a Payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDER. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE